Exhibit for Soundwatch
to the
Advisors Managed Portfolios Custody Agreement

Name of Series
Soundwatch Covered Call ETF
Soundwatch Hedged Equity ETF

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum¹ where Soundwatch Capital, LLC (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund²    Basis Points on Trust AUM²
$____ for Funds 1-5    ____ on the first $____
$____ for Funds 6+     ____ on the balance

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to ____of $____ ($____ admin/acct/ta + $____ Custody + $____ Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees²
■$____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$____ - Option/SWAPS/future contract written, exercised or expired
■$____ - Mutual fund trade, Margin Variation Wire and outbound Fed wire

■$____ - Physical security transaction
■$____ - Check disbursement (waived if U.S. Bank is Administrator)
■$____ - Manual instructions fee. (Additional Per Securities and Cash Transactions)
■$____ - Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
■$____ - Per Non-USD wire.
■$____ - Per Non-FX Executed at U.S. Bank
■$____ - Monthly charge on zero valued securities (Per ISIN)
■$____ - Per Proxy Vote cast.
■$____ - Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$____ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■Class Action Services - $____ filing fee per class action per account, plus ____ of gross proceeds, up to a maximum per recovery not to exceed $____.
■No charge for the initial conversion free receipt.
■Overdrafts - Charged to the account at prime interest rate plus ____, unless a line of credit is in place.
■Additional fees will apply - Third Party lending

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	____	$____	Hong Kong	____	$____	Poland	____	$____
Australia	____	$____	Hungary	____	$____	Portugal	____	$____
Austria	____	$____	Iceland	____	$____	Qatar	____	$____
Bahrain	____	$____	India	____	$____	Romania	____	$____
Bangladesh	____	$____	Indonesia	____	$____	Russia	____	$____
Belgium	____	$____	Ireland	____	$____	Saudi Arabia	____	$____
Bermuda	____	$____	Israel	____	$____	Serbia	____	$____
Botswana	____	$____	Italy	____	$____	Singapore	____	$____
Brazil	____	$____	Japan	____	$____	Slovakia	____	$____
Bulgaria	____	$____	Jordan	____	$____	Slovenia	____	$____
Canada	____	$____	Kenya	____	$____	South Africa	____	$____
Chile	____	$____	Kuwait	____	$____	South Korea	____	$____
China Connect	____	$____	Latvia	____	$____	Spain	____	$____
China (B Shares)	____	$____	Lithuania	____	$____	Sri Lanka	____	$____
Colombia	____	$____	Luxembourg	____	$____	Sweden	____	$____
Costa Rica	____	$____	Malaysia	____	$____	Switzerland	____	$____
Croatia	____	$____	Malta	____	$____	Tanzania	____	$____
Cyprus	____	$____	Mauritius	____	$____	Taiwan	____	$____
Czech Republic	____	$____	Mexico	____	$____	Thailand	____	$____
Denmark	____	$____	Morocco	____	$____	Tunisia	____	$____
Egypt	____	$____	Namibia	____	$____	Turkey	____	$____
Estonia	____	$____	Netherlands	____	$____	UAE	____	$____
Eswatini	____	$____	New Zealand	____	$____	Uganda	____	$____
Euroclear (Eurobonds)	____	$____	Nigeria	____	$____	Ukraine	____	$____
Euroclear (Non-Eurobonds)	____	$____	Norway	____	$____	United Kingdom	____	$____
Finland	____	$____	Oman	____	$____	Uruguay	____	$____
France	____	$____	Pakistan	____	$____	Vietnam	____	$____
Germany	____	$____	Panama	____	$____	West African Economic Monetary Union (WAEMU)*	____	$____
Ghana	____	$____	Peru	____	$____	Zambia	____	$____
Greece	____	$____	Philippines	____	$____	Zimbabwe	____	$____
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
$____ monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
■A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)
Global Custody Tax Services:
■Global Filing: $____ per annum
■U.S. Domestic Filing: $____ per annum (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Adviser’s signature as acknowledgement of the fee schedule shown above is not needed. Soundwatch Capital, LLC signed the fee schedule on April 7, 2022.

4